UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2007

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 7.01  Regulation FD Disclosure

On October 26, 2007, the Company issued the following press release.

Puget Energy Signs Merger Agreement with Consortium of North American Infrastructure Investors

•	Transaction to Provide Puget Sound Energy with $5 Billion in Capital Over the Next Five Years to Support Supply and Delivery Infrastructure Needs
•	PSE Customers to Benefit from Increased Reliability of Energy Supply and Ongoing Commitment to the Advancement of Environmentally Sustainable Practices and Plans to Secure New Energy Supplies
•	Headquarters to Remain in Bellevue, Wash.
•	Steve Reynolds to Remain CEO with Current Management Team and Employees

BELLEVUE, Wash. Oct. 26, 2007– Puget Energy (NYSE: PSD), the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service to the growing Puget Sound region of western Washington, today announced that it has entered into a definitive merger agreement with a consortium of long-term infrastructure investors. The consortium is led by Macquarie Infrastructure Partners (MIP), the Canada Pension Plan Investment Board (CPPIB) and British Columbia Investment Management Corporation (bcIMC), and also includes Alberta Investment Management (AIM), Macquarie-FSS Infrastructure Trust (MFIT) and Macquarie Bank Limited (together “Consortium”).

Under the terms of the agreement, the Consortium will acquire all of the outstanding shares of Puget Energy for $30.00 per share in cash, representing over a 25 percent premium based upon Puget Energy’s closing share price on Oct. 25, 2007, the last trading day prior to announcement of the transaction.

The transaction has been approved by the Board of Directors of Puget Energy and Boards of the Consortium members.  The transaction is expected to close during the second half of 2008, subject to approval by Puget Energy’s shareholders and certain regulatory approvals, including those from the Washington Utilities and Transportation Commission (WUTC) and the Federal Energy Regulatory Commission (FERC).

Following the merger, PSE will:
•	Benefit from access to capital to secure future energy supply and delivery infrastructure to meet the needs of the growing western Washington region
•	Remain headquartered in Bellevue with the current management team and employees
•	Continue to provide customers with a high level of safe and reliable natural gas and electric service
•	Preserve its proud heritage and role in the community
•	Have access to reliable resources to rapidly pursue cost-effective energy efficiency and low-cost procurement of more environmentally sustainable energy resources
•	Benefit from the partnership approach and utility investment experience of the Consortium

“Like many other utilities, Puget Sound Energy faces significant future capital requirements to meet the growing energy needs of our customers, while continuing to provide safe and reliable service to this dynamic region,” said Stephen P. Reynolds, chairman, president and chief executive officer of Puget Energy and PSE.  “The merger will provide us with $5 billion over the next five years, insulating us from volatility in the public equity markets. Partnering with the Consortium, which is comprised of committed and experienced long-term infrastructure investors, will provide the best end result for our customers, our employees and the communities we serve in western Washington.  This will be business as usual, only better.

“Our new investors share our vision of a greener future and will help us make it a reality. The merger will enable us to maintain our position as an environmental steward and a long-time employer and corporate citizen in Washington,” Reynolds added. “This partnership also ensures that our customers continue to receive exceptional service from the same team of high-quality local PSE employees they have come to know and trust.”

Christopher J. Leslie, chief executive officer of Macquarie Infrastructure Partners, said, “Our Consortium has significant experience in managing energy and utility investments in the United States and around the world.  Macquarie, CPPIB, bcIMC and our other investment partners have a proven record of partnering with existing management to support the overall performance, stewardship and growth of the businesses in which we invest.

“PSE is Washington’s oldest and largest energy utility; it is a strong, stable company with a growing customer base in a market that has displayed consistent demand over time,” Leslie continued. “Those characteristics, along with the strong existing PSE management team, are appealing to the Consortium’s investors, most of whom are U.S. and Canadian pension funds and institutions. We are firmly committed to providing PSE with the capital necessary to maintain and improve its existing delivery infrastructure and to further explore and develop more energy efficient programs and new sources of renewable power.”

Access to Capital
Recognizing the needs of PSE’s service area, where the population is expected to grow by 28 percent – or about 1 million people – over the next 20 years, the Consortium supports PSE’s plans to spend nearly $5 billion over the next five years to meet the anticipated energy supply needs and delivery infrastructure requirements of the utility.

Customer growth and the expiration of large purchased-power contracts in coming years are driving PSE’s need to acquire a large amount of new power supplies.  PSE estimates it will need more than 1,300 average-megawatts (aMWs) of new electricity supply by winter 2014-15.  This need is expected to increase to more than 2,600 aMW by 2025 – roughly equivalent to the power demand of two cities the current size of Seattle.

By taking publicly traded Puget Energy private, the Consortium will support PSE in meeting these energy supply needs and other requirements through significant capital expenditures.

In connection with the transaction, the Consortium has committed to:
•
An initial investment of approximately $300 million in 12.5 million shares of newly issued Puget Energy common stock by way of a separate private placement priced at $23.67 per share to fund the company’s ongoing construction program and working capital needs.  It is anticipated this private placement will occur prior to the end of 2007.

•	Securing credit facilities of at least $2.15 billion to help fund PSE’s capital expenditure program and working capital needs and support energy hedging activities upon closing of the transaction.

Committed to PSE’s Headquarters, Management and Employees
Upon completion of the merger, Puget Energy common stock will cease to be publicly traded. The Company will be owned by the Consortium and continue to operate as Puget Energy Inc.  Puget Energy’s and PSE’s headquarters will remain in Bellevue under the continued leadership of Reynolds, and the utility will continue to be subject to regulation, including that of the WUTC and the FERC.

Under the terms of the merger, PSE’s current employees and management team will remain.  The Consortium will honor the current collective bargaining agreements in place for PSE’s represented employees with the International Brotherhood of Electric Workers, Local 77, and United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada, Local 26 and Local 32, as well as existing wage and primary benefits for all employees.

Greater Benefits for Customers
The Consortium and PSE are dedicated to continually improving the quality of service to PSE’s residential and business customers.  Following the merger, customers can expect that the high level of service and dependability for which PSE is known will continue.

“The merger will help free PSE from its dependence on the short-term energy market by enabling PSE to finance more of its own energy resources,” said Reynolds. “Customers will benefit from a more secure energy future that in turn permits a more integrated and state-of-the-art utility system.”

Dedicated to Preserving PSE’s Heritage and Role in the Community
The Consortium is dedicated to continuing the work of the Puget Sound Energy Foundation and upon close of the transaction will make a contribution of $5 million to expand its charitable programs and contributions.

“A key priority of our Consortium is to ensure the preservation of PSE’s century-old reputation both as an active community leader in the region and as Washington state’s oldest and largest utility,” said Leslie.

Focused on Advancing PSE’s Environmental Policies and Renewable Energy Practices
The Consortium is committed to PSE’s efforts to deliver sustainable, clean energy, promote energy efficiency, reduce customer demand and peak consumption, implement industry-leading environmental technologies and be at the forefront of renewable-energy development.

“We are committed to supporting PSE’s strong leadership on environmental issues and to help the company meet the goals it has established to increase the generation of renewable sources of energy, improve energy efficiency, and invest in secure and reliable energy infrastructure,” added Leslie.

Specifically, the Consortium:
•	Supports PSE’s commitment to meet the growing energy needs of customers while increasing investment in energy efficiency and renewable resources as part of its environmental commitment to the region
•	Commits to work with PSE to acquire all the renewable energy requirements required by law
•	Endorses and supports PSE’s Greenhouse Gas Policy
•	Will continue to emphasize cost effectively meeting energy growth while simultaneously minimizing the impacts on the climate

About the Transaction
Under the terms of the definitive merger agreement, the Consortium will acquire all of the outstanding common shares of Puget Energy for $30.00 per share in cash.  The Consortium will also assume approximately $3.2 billion of Puget Energy redeemable securities and outstanding debt obligations (estimated at completion). The transaction has an enterprise value of approximately $7.4 billion.

The offer represents a premium of over 25 percent based upon Puget Energy’s closing share price on Oct. 25, 2007 (the last trading day prior to the announcement of the transaction) and a premium of over 25 percent over Puget Energy’s average 90-day closing price ending Oct. 25, 2007.

In addition, members of the Consortium will also invest approximately $300 million in 12.5 million shares of newly issued common stock of Puget Energy under a separate private placement, priced at $23.67 per share.  These proceeds will be invested in PSE to strengthen its equity base and be used to fund the company’s ongoing construction program and working capital needs.

At completion, the transaction will be funded as follows:
•	$3.2 billion in shareholder capital provided by the Consortium
•	$1.6 billion of newly issued debt
•	$2.6 billion of existing debt

As previously announced, Puget Energy will pay its regular quarterly dividend on Nov. 15, 2007. Consistent with past practices, the Company intends to continue a quarterly cash dividend on common stock of $0.25 per share ($1.00 per share per annum) pending approval of the merger and a prorated dividend for any partial period immediately prior to the closing date of the transaction.  Any dividend must be approved by Puget Energy’s Board of Directors.

Under the merger agreement, to ensure that the company exercises its full fiduciary responsibility to shareholders, Puget Energy may solicit superior proposals from third parties through Dec. 10, 2007.  The Board of Directors of Puget Energy, with the assistance of its financial advisor, intends to solicit superior proposals during this period.  There can be no assurances that the solicitation of superior proposals will result in an alternative transaction.  If Puget Energy accepts a superior proposal, a break up fee and other expenses will be payable to the Consortium.  Puget Energy does not intend to disclose developments with respect to this solicitation process during the “go shop” unless its Board of Directors has made a decision regarding any superior proposal.

Morgan Stanley & Co. Inc. provided a fairness opinion regarding the transaction to Puget Energy’s Board of Directors.  Dewey & LeBoeuf LLP and Perkins Coie LLP acted as legal advisors to Puget Energy in connection with the transaction.

Macquarie Securities (USA) Inc. acted as financial advisor and Latham & Watkins LLP acted as legal advisor to the Consortium in connection with the transaction.  Barclays Capital and Dresdner Kleinwort provided the debt financing in support of the transaction.

Approvals and Timing
The merger transaction is subject to customary closing conditions, including the approval of Puget Energy’s shareholders, the WUTC and FERC. Completion of the transaction is expected during the second half of 2008.

Investor Conference Call

Puget Energy will host an investor call today, Friday, Oct. 26, at 7:30 a.m. PT / 10:30 a.m. ET, to discuss the announcement with investors, analysts and other interested parties.  Listeners may access a live broadcast of the conference call on the company's website at www.PugetEnergy.com or by dialing (877) 407-0782 in the United States or (201) 689-8567 outside the United States.  Please ask to be connected to the Puget Energy conference call.

A replay of the conference call will be available from Oct. 26, 2007 through Nov. 9, 2007. You may access the webcast replay at www.PugetEnergy.com. A replay of the conference call can be accessed by dialing (877) 660-6853 in the United States or (201) 612-7415 outside the United States. After the prompt, please enter account # 286 and ID # 260002.

Media Kit
A media kit containing additional information regarding the transaction can be found in the bottom left column on the home page at www.PugetEnergy.com and in the New & Notable section in the upper right corner of the homepage at www.PSE.com.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility, providing electric and natural gas service primarily to the growing Puget Sound region of Western Washington. For more information, visit www.PugetEnergy.com

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service territory stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 721,000 natural gas customers. PSE, a subsidiary of Puget Energy (NYSE: PSD), meets the energy needs of its growing customer base primarily in Western Washington through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible. For more information, visit www.PSE.com

About the Consortium

Macquarie Infrastructure Partners
Macquarie Infrastructure Partners (MIP), headquartered in New York, is a diversified unlisted fund focusing on infrastructure investments in the United States and Canada.  The majority of MIP investors are US and Canadian institutions such as public pension funds, corporate pension funds, endowments and foundations and Taft-Hartley (Union) funds.  MIP has ten investments which include a stake in Aquarion Company, a regulated New England water utility, a stake in Duquesne Light, a regulated electric utility in Pittsburgh, a stake in a US wireless tower operator, two Canadian port terminals and interests in four toll roads in the United States and one in Canada.

Macquarie Group
The Macquarie Group is a diversified international provider of specialist investment, advisory, trading and financial services in select markets around the world with over US$200 billion of total assets under management (as of September 30, 2007). The Macquarie Group comprises Macquarie Bank (MBL), the leading Australian investment bank, and its worldwide affiliated entities.

MIP and MFIT are managed by members of the Macquarie Group, a leading global investor and manager of infrastructure businesses. Members of the Macquarie Group manage more than US$50 billion in equity invested in infrastructure and essential service assets around the world through a range of listed and unlisted vehicles. Infrastructure investments managed by Macquarie include investments in the energy, utility, water, telecommunications and transportation sectors around the world. Macquarie aims to manage investments in infrastructure assets profitably and responsibly.

CPP Investment Board
The CPP Investment Board (CPPIB) invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 16 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, the CPP Investment Board is investing in publicly-traded stocks, private equities, real estate, inflation-linked bonds, infrastructure and fixed income. Based in Toronto, the CPP Investment Board is governed and managed independently of the Canada Pension Plan and at arm's length from governments. At June 30, 2007, the CPP Fund totaled C$120.5 billion including $2.2 billion in infrastructure investments. For more information, please visit www.cppib.ca.

bcIMC
British Columbia Investment Management Corporation (bcIMC) is an investment management corporation based in Victoria, B.C. With over $83 billion in assets under administration with global exposure, and supported by industry-leading investment expertise, bcIMC offers fund management services for all major asset classes, including currency and infrastructure investment.

bcIMC’s Strategic Investment and Infrastructure Program seeks to acquire long term interests in tangible infrastructure assets which hold the potential to generate strong returns and cash yields to our clients. The focus of the program is global with holdings in North America, Latin America, and Europe – including direct investments in Corix, Thames Water, Aquarion and Transelec S.A. in Chile. As of March 31, 2007, the Program was valued at over $2.3 billion.

bcIMC's clients include public sector pension plans, provincial government, public trusts, and insurance funds. For more information, visit www.bcimc.com.

AIM
Alberta Investment Management (AIM), based in Edmonton, Alberta, is one of the largest public sector asset managers in Canada, with US$75 billion in assets under management as of September 30, 2007. AIM manages capital for public sector pension plan and government endowment fund clients across a wide variety of asset classes. Alternative investments include private equity, real estate, timberland, and infrastructure. AIM has made infrastructure investments and investment commitments of about US$1.5 billion and has significant investment experience in the regulated energy and utility sectors. Infrastructure investments are made on a long-term basis, and the portfolio is diversified across sector and geography, including investments in North America, Europe, Asia, and Australia. For more information on AIM and its investments, please visit www.finance.alberta.ca/business/investments.

MFIT
Macquarie-FSS Infrastructure Trust ("MFIT") is an unlisted Australian infrastructure trust managed by Macquarie Specialised Asset Management Limited ("Manager"). The investment objective of MFIT is to make investments in a diversified range of infrastructure assets and related assets.  MFIT currently holds interests in four assets across four sectors including communications infrastructure, vehicle inspection, electricity, and water infrastructure in three countries: the USA, Spain, and the UK.

Forward Looking Statements

Certain statements in this press release regarding the proposed transaction between Puget Energy and the Macquarie Consortium constitute “forward-looking statements” under the federal securities laws. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “will,” “anticipate,” “believe,” “expect,” “may” or “intend” or similar expressions. Actual results could differ materially from these forward-looking statements. Factors that might cause or contribute to such material differences include, but are not limited to, the ability of Puget Energy to obtain required regulatory and shareholder approvals of the merger, the possibility that the merger will not close or that the closing will be delayed, and other events and factors disclosed previously and from time to time in Puget Energy’s filings with the SEC, including Puget Energy’s Annual Report on Form 10-K for the year ended December 31, 2006. Puget Energy disclaims any obligation to update any forward-looking statements after the date of this Current Report.

You should not place undue reliance on any forward-looking statements contained herein. Except as expressly required by the federal securities laws, Puget Energy undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.

Additional Information and Where to Find It

In connection with the proposed transaction, Puget Energy will file a proxy statement with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained at no cost from Puget Energy by directing the request to Puget Energy, 10885 NE 4th Street, PSE-08, Bellevue, WA 98004, Attention: Sue Gladfelter.

Participants in Solicitation
Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy shareholders in connection with the proposed transaction. Information about the interests of Puget Energy‘s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Jennifer L. O’Connor
Dated: October 26, 2007	Jennifer L. O’Connor Senior Vice President, General Counsel, Chief Ethics and Compliance Officer, and Corporate Secretary